Exhibit 32.1

Certifications of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Threshold Pharmaceuticals, Inc

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Threshold Pharmaceuticals, Inc (the “Company”) on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harold E. Selick, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2006

/s/    Harold E. Selick, Ph.D.

Harold E. Selick, Ph.D.

Chief Executive Officer

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not being incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.